FORBEARANCE AGREEMENT


      This Forbearance Agreement (this "AGREEMENT") is entered into as of July 21, 2006, by and between SCIENCE DYNAMICS CORPORATION, a Delaware corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "PURCHASER"), with reference to the following facts:

      A. The Company and the Purchaser are parties to, among others, the following documents:

            1. Securities Purchase Agreement dated February 11, 2005 (the "PURCHASE AGREEMENT");
            2. Secured Term Note dated February 11, 2005, in the principal amount of $2,000,000, executed by the Company in favor of the Purchaser (the "TERM NOTE");
            3. Common Stock Purchase Warrant dated February 11, 2005, for the purchase of up to 6,000,000 shares of Common Stock of the Company, executed by the Company in favor of the Purchaser (the "INITIAL WARRANt");
            4. Registration Rights Agreement dated February 11, 2005 (the "REGISTRATION RIGHTS AGREEMENT");
            5. Master Security Agreement dated February 11, 2005 (the "SECURITY AGREEMENT");
            6. Stock Pledge Agreement dated February 11, 2005 (the "STOCK PLEDGE AGREEMENT");
            7.    Subsidiary Guaranty dated February 11, 2005 (the
                  "GUARANTIES");
            8. Joinder Agreement dated February 23, 2005 executed by Systems Management Engineering, Inc., a Virginia corporation and majority owned subsidiary of the Company, and the Purchaser;
            9.    Amendment and Waiver dated November 18, 2005;
            10. Common Stock Purchase Warrant dated November 18, 2005, for the purchase of up to 3,000,000 shares of Common Stock of the Company, executed by the Company in favor of the Purchaser (the "ADDITIONAL WARRANT"); and
            11. Default Waiver Agreement dated May 16, 2006 and effective May 4, 2006.

The above-referenced documents and all other documents executed in connection therewith between the Company and the Purchaser are hereinafter collectively referred to as the "OPERATIVE DOCUMENTS."

      B. Certain Events of Default (the "EXISTING DEFAULTS") may have occurred and are continuing under the Operative Documents by virtue of, among other things: (1) the Company's failure to pay accrued interest and principal on the Term Note when due; and (2) the Company's failure to comply with certain registration requirements of the Registration Rights Agreement. The Existing Defaults entitle the Purchaser to immediately enforce all the rights and remedies set forth in the Operative Documents, including, but not limited to, the right of the Purchaser to exercise its rights with respect to the Collateral pursuant to the Security Agreement and the right of the Purchaser to exercise its rights with respect to the Collateral pursuant to the Stock Pledge Agreement.

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      C. The Purchaser acknowledges that the Company has encountered operational difficulties and needs to attract additional financing. In order to attract such financing the Company has requested that the Purchaser waive the Existing Defaults and forbear from exercising its remedies under the Operative Documents and to amend as set forth herein certain provisions of the Operative Documents, and the Purchaser has agreed to do so on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Operative Documents.

2. Acknowledgment of Liability. The Company acknowledges that pursuant to the Stock Pledge Agreement and the Security Agreement, the Purchaser has a valid, first priority security interest in the Pledged Stock and all of the assets of the Company and its Subsidiaries and that the Existing Defaults are existing and uncured Events of Default under the Operative Documents, which are continuing to the date of this Agreement.

3. Forbearance. The Company acknowledges the Existing Defaults are existing and uncured Events of Default under the Operative Documents, which are continuing as of the date of this Agreement. The Company further acknowledges and agrees that the Purchaser is not in any way agreeing to waive such Existing Defaults as a result of this Agreement or the performance by the parties of their respective obligations hereunder or thereunder except as expressly set forth herein and the Purchaser expressly reserves its rights and remedies in regards thereof except as expressly set forth herein. Subject to the conditions contained herein and performance by the Company of all of the terms of this Agreement, the Purchaser shall waive the Existing Defaults identified in Recital B above and agrees to forbear from enforcing the remedies set forth in clauses
(i) through (vi) below, and shall forbear from exercising the following remedies it has as a result of the occurrence of the Existing Defaults through the date of this Agreement (the "FORBEARANCE PERIOD"): (i) enforcing the Default Payment pursuant to Article IV of the Term Note, (ii) acceleration of the principal, interest and other fees that remain unpaid pursuant to Article IV of the Term Note, (iii) enforcement of the Guaranties, (iv) enforcement of all accrued and unpaid liquidated damages pursuant to Section 2(b) of the Registration Rights Agreement, (v) enforcement of the default provisions set forth in Section 5 of the Security Agreement, and (vi) enforcement of the default provisions set forth in Sections 3, 5(c), 6, 7 and 14 of the Stock Pledge Agreement. It is expressly agreed and understood by the parties hereto that in the event that the Company fails to repay (x) at least $250,000 of the Principal Amount of the Term Note to the Purchaser (through cash payment of immediately available funds only), not including the payment required to be made as of the date hereof, on or prior to August 1, 2006 (the "AUGUST REPAYMENT") or (y) at least $2,000,000 of the Principal Amount of the Term Note (through conversion or cash payment of immediately available funds only) to the Purchaser on or before August 31, 2006, an Event of Default shall immediately arise upon the occurrence of either such repayment failure. Additionally, this forbearance shall not be construed as an agreement by the Purchaser to forbear from exercising any of its rights or remedies under the Operative Documents with respect to any further Events of Default that may occur after date of this Agreement.

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

4.    Termination. Upon satisfaction of the Conditions Precedent pursuant to
Section 9 of this Agreement the Registration Rights Agreement shall be immediately terminated.

5. Amendment. To the extent this Agreement constitutes an amendment of the Operative Documents, the parties by signing their signature below agree to such amendment of the Operative Documents. The parties agree to the following amendments which shall be effective immediately upon signing this Agreement:

      (a) Section 10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: "10. Reserved."

      (b) The Term Note is hereby amended and restated in the form attached hereto as Exhibit A (the "AMENDED AND RESTATED TERM NOTE"). For the avoidance of doubt, the amendment and restatement of the Term Note as set forth in this Section 5(b) shall be in substitution for and not in satisfaction of the Term Note.

      (c) Upon the receipt by the Holder of (x) the August Repayment and (y) 8,333,333 duly authorized and validly issued shares of Common Stock of the Company (the "CONVERSION SHARES") upon conversion of $500,000 of the outstanding principal amount under the Amended and Restated Term Note at a fixed conversion price of $0.06 per share, which conversion the Holder undertakes to request of the Company by no later than August 1, 2006 provided that the August Repayment has been made, the following amendments shall be made to, and be deemed effective immediately following such time in respect of, the Amended and Restated Term Note and the Purchase Agreement:

            i. In the first paragraph of the Term Note, the Maturity Date of February 11, 2008 is hereby revised and replaced with "August 31, 2006."

            ii. Section 1.1(b) of the Term Note is hereby deleted in its entirety and replaced with the following: "1.1(b) Reserved."

            iii. Section 1.2 of the Term Note is hereby deleted in its entirety and replaced with the following:

                  "1.2 Principal Payments. The Borrower shall pay the remaining $750,000 of the principal amount outstanding under this Note (the "PRINCIPAL AMOUNT") to the Holder on or before the Maturity Date."

            iv. All references in the Term Note to "Secured Convertible Term Note" and "Convertible Term Note" are hereby revised and replaced with the term "Secured Term Note."

            v. All references to the Note or the Secured Term Note being convertible into Common Stock of the Company, references to Common Stock issuable upon conversion of the Note or Secured Term Note and similar references are hereby deleted.

            vi. Section 2.1 of the Term Note is hereby deleted in its entirety and replaced with the following: "2.1 Reserved."

            vii. Section 2.2 of the Term Note is hereby deleted in its entirety and replaced with the following: "2.2 Reserved."

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

            viii. Article III of the Term Note is hereby deleted in its entirety and replaced with the following:

                                  "ARTICLE III
                                    RESERVED"

            ix. Section 4.7 of the Term Note is hereby deleted in its entirety and replaced with the following: "4.7 Reserved."

            x. Section 4.8 of the Term Note is hereby deleted in its entirety and replaced with the following: "4.8 Failure to Deliver Replacement Note. The Borrower shall fail to deliver a replacement Note to Holder within seven (7) business days following the required date of such issuance pursuant to the Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements)."

            xi. Section 4.12 of the Term Note is hereby deleted in its entirety and replaced with the following: "4.12 Reserved."

            xii.  All references in the Term Note to Section 1.1(b) of the Term
                  Note is hereby deleted.

            xiii. All references in the Purchase Agreement to "Convertible Note"
                  and "Convertible Term Note" are hereby revised and replaced with the term "Term Note."

            xiv. All references in the Purchase Agreement to the Note or the Term Note being convertible into Common Stock of the Company, references to Common Stock issuable upon conversion of the Note or the Term Note and similar references are hereby deleted.

            xv. References in Section 5.8(a) of the Purchase Agreement to "Common Stock" are hereby deleted.

            xvi. All references in the Purchase Agreement to "Note Shares" are hereby deleted.

            xvii. Section 9 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: "9. Reserved."


      (d) The Initial Warrant is hereby amended and restated in the form attached hereto as Exhibit B (the "AMENDED AND RESTATED INITIAL WARRANT").

      (e) The Additional Warrant is hereby amended and restated in the form attached hereto as Exhibit C (the "AMENDED AND RESTATED ADDITIONAL WARRANT").

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

6. Outstanding Principal and Interest. After consummating the transactions contemplated pursuant to this Agreement, including, without limitation, the payment by the Company to the Purchaser of $500,000 as set forth in Section 9(b) hereof, the Purchaser hereby acknowledges and agrees that, as of such date, the outstanding principal amount of the Term Note equals $1,500,000 and the outstanding accrued and unpaid interest pursuant to the Term Note equals $18,361.08. Except as set forth in the preceding sentence, the Purchaser acknowledges and agrees that there is no other outstanding indebtedness due to the Purchaser or any affiliate of the Purchaser from the Company.

7. Representations and Warranties. The Company hereby represents and warrants that:

      (a) No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Operative Documents, other than the Existing Defaults.

      (b) The Forbearance Period granted pursuant to the terms of this Agreement is reasonable and is based upon the projections of the Company and the Company's reasonable expectations regarding its ability to make payments on the Principal Amount of the Term Note.

      (c) All representations and warranties of the Company in this Agreement and the Operative Documents are true and correct as of the date hereof, and shall survive the execution of this Agreement.

8. Rights and Remedies. Upon the occurrence and during the continuance of any further Events of Default that may occur after date of this Agreement, the Purchaser may, at its election, exercise any rights and remedies authorized by the Operative Documents and/or applicable law. The Purchaser's rights and remedies under the Operative Documents shall be cumulative. The Purchaser shall have all other rights and remedies not inconsistent herewith or therewith as provided by law or in equity. No exercise by the Purchaser of one right or remedy shall be deemed an election, and no waiver by the Purchaser of any Event of Default on the part of the Company shall be deemed a continuing waiver. No delay by the Purchaser shall constitute a waiver, election, or acquiescence by it.

9. Forbearance Agreement Closing Conditions. As a condition to the effectiveness of this Agreement (other than in respect of Section 5(b) which shall become effective as of the date of receipt by the Purchaser of this Amendment and Exhibit A, each duly executed by the Company), the Purchaser shall have received, in form and substance satisfactory to the Purchaser, the following ("CONDITIONS PRECEDENT"):

      (a) this Agreement, duly executed by the Company;

      (b) $500,000 in immediately available funds from the Company, which represents $500,000 of the Principal Amount of the Term Note;

      (c) 1,000,000 duly authorized and validly issued shares of Common Stock of the Company (the "PAYMENT Shares"); and

      (d) such other documents, and completion of such other matters, as the Purchaser may reasonably deem necessary or appropriate to accomplish the objectives of this Agreement.

10. Further Assurances. The Company will take such other actions as the Purchaser may reasonably request from time to time to accomplish the objectives of this Agreement.

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

11. Consultation of Counsel. Each party hereto acknowledges that it has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Each party has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of the other party. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

12. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to the Company or to the Purchaser, as the case may be, at its addresses set forth below.

       If to the Company:       Science Dynamics Corporation
                                7150 N. Park Drive, Suite 500
                                Pennsauken, NJ 08109
                                Attention: Paul Burgess, Chief Executive Officer
                                Facsimile: (856) 910-1811

       With a copy to (for informational purposes only):

                                Sichenzia Ross Friedman Ference LLP
                                1065 Avenue of the Americas, 21st Floor
                                New York, NY 10018
                                Attention: Gregory Sichenzia, Esq.
                                Facsimile: (212) 930-9725

       If to the Purchaser:     Laurus Master Fund, Ltd.
                                c/o M&C Corporate Services Limited
                                P.O. Box 309 GT
                                Ugland House
                                George Town
                                South Church Street
                                Grand Cayman, Cayman Islands
                                Facsimile: (345) 949-8080

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13.   Miscellaneous.

      (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Purchaser and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Company of its rights or duties hereunder.

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      (b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

      (c) Effect of This Agreement. This Agreement does not impair, alter, waive, annul, vary or affect any provision, acknowledgement, representation, condition, covenant, right, security interest, lien or remedy contained in the Operative Documents or in any other instrument or agreement at any time executed by the Company in favor of the Purchaser, except as expressly provided in this Agreement. The Company and the Purchaser intend that the terms and provisions contained in the Operative Documents shall continue in full force and effect subject to the terms of this Agreement. In the event that the terms of this Agreement conflict with those of the Operative Documents, the terms of this Agreement shall govern.

      (d) Course of Dealing; Waivers. No course of dealing on the part of the Purchaser or its partners, nor any failure or delay in the exercise of any right by the Purchaser, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The Purchaser's failure at any time to require strict performance by the Company of any provision shall not affect any right of the Purchaser thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an authorized signatory on behalf of the Purchaser.

      (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Operative Documents.

      (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

      (g) Legal Effect. The Operative Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

      (h) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated exclusively in the United States District Court for the Southern District of New York located in New York County, New York, New York. The parties consent and submit to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York or the Southern District of New York (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

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      (i) Registration Rights. If at any time after the date hereof there is not an effective registration statement covering all of the Conversion Shares, the Payment Shares and the shares of Common Stock of the Company issuable upon exercise of the Initial Warrant and the Additional Warrant (collectively, the "WARRANT SHARES" and, together with the Conversion Shares and the Payment
Shares, the "SHARES") and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with a stock option or other employee benefit plans, then the Company shall include in such registration statement all of such Shares to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights. The Company's registration obligations pursuant to this paragraph shall continue until the earlier of: (a) the date when all of the Shares have been sold publicly by the Purchaser pursuant to an effective registration statement; or
(b) the date when all of the Shares may be sold without restriction pursuant to Rule 144(k) under the Securities Act.

      IN WITNESS WHEREOF the undersigned have executed this Forbearance Agreement as of the first date above written.

SCIENCE DYNAMICS CORPORATION                LAURUS MASTER FUND, LTD.


By:    /s/ Paul Burgess                     By:    /s/ David Grin
   ---------------------------                 ---------------------
Name:  Paul Burgess                         Name:  David Grin
Title: Chief Executive Officer              Title: Director


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